UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.

(d) Effective September 28, 2023, Lynn S. Blake, James M. Loree and James C. Pappas (the “New Directors”) were appointed to the Board of Directors of United Natural Foods, Inc. (the “Company”). The election of the New Directors was reported under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2023.

The Company is filing this Form 8-K/A to disclose that on November 28, 2023, the Board appointed Ms. Blake to serve as a member of the Audit Committee and the Nominating and Governance Committee; Mr. Loree to serve as a member of the Audit Committee; and Mr. Pappas to serve as a member of the Compensation Committee and the Nominating and Governance Committee, with each appointment effective immediately. The Board has determined that each of the New Directors is independent pursuant to the New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mahrukh Hussain
Name:	Mahrukh Hussain
Title:	General Counsel and Corporate Secretary

Date:    November 28, 2023